Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as directors and/or officers of NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation (the “Company”), which will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended, and, if applicable, the Securities Exchange Act of 1934, as amended, a shelf registration statement (the “Registration Statement”) and amendments thereto for the purpose of registering under said Act(s) various securities of the Company on a delayed or continuous basis.

As such, the undersigned hereby constitute and appoint Mark R. Thresher, Timothy G. Frommeyer and Patricia R. Hatler, and each of them with power to act without the others, his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statement, and any and all amendments thereto, with power to affix the corporate seal of the Company thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 22nd day of March, 2006.

/s/ W.G. Jurgensen W. G. JURGENSEN, Director and Chief Executive Officer	/s/ Arden L. Shisler ARDEN L. SHISLER, Chairman of the Board

/s/ Joseph A. Alutto JOSEPH A. ALUTTO, Director	/s/ James G. Brocksmith, Jr. JAMES G. BROCKSMITH, JR., Director

/s/ Keith W. Eckel KEITH W. ECKEL, Director	/s/ Lydia M. Marshall LYDIA M. MARSHALL, Director

/s/ Donald L. McWhorter DONALD L. MCWHORTER, Director	/s/ Martha Miller de Lombera MARTHA MILLER DE LOMBERA, Director

/s/ David O. Miller DAVID O. MILLER, Director	/s/ James F. Patterson JAMES F. PATTERSON, Director

/s/ Gerald D. Prothro GERALD D. PROTHRO, Director	/s/ Alex Shumate ALEX SHUMATE, Director